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AIRCRAFT SERVICE INTERNATIONAL GROUP, INC.
EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                                                            Pro forma
                                                                                                           year ended
                                                                      Year ended December 31,               March 31,
                                                             1993      1994      1995      1996      1997        1998
                                                          -----------------------------------------------------------

Pretax income (loss) from continuing operations           $ 6,302   $ 8,157   $ 7,580   $ 6,652   $ 9,634    $  (833)

Interest                                                      151       158       620       606       669      8,850

Amortization of debt issuance costs                            --        --        --        --        --        495

Interest portion of rental expense                            998       965       864       839       830        830
                                                          -----------------------------------------------------------

EARNINGS                                                  $ 7,451   $ 9,280   $ 9,064   $ 8,097   $11,133    $ 9,342

Interest                                                      151       158       620       606       669      8,850

Amortization of debt issuance costs                            --        --        --        --        --        495

Interest portion of rental expense                            998       965       864       839       830        830
                                                          -----------------------------------------------------------

Fixed charges                                             $ 1,149   $ 1,123   $ 1,484   $ 1,445   $ 1,499    $10,175

RATIO OF EARNINGS TO FIXED CHARGES                            6.5       8.3       6.1       5.6       7.4        0.9

Surplus/(Deficit) Earnings                                $ 6,302   $ 8,157   $ 7,580   $ 6,652   $ 9,634    $  (833)


                                                                                                            Pro forma
                                                                                                           six months
                                                           Three months ended        Six months ended           ended
                                                                March 31,              September 30,    September 30,
                                                             1997        1998        1997        1998            1998
                                                          -----------------------------------------------------------


Pretax income (loss) from continuing operations           $ 2,514     $ 1,657     $ 5,338     $(3,006)       $  (910)

Interest                                                      165         170         330       3,965          4,424

Amortization of debt issuance costs                            --          --          --       2,531            302

Interest portion of rental expense                            251         251         470         475            475
                                                          -----------------------------------------------------------

EARNINGS                                                  $ 2,930     $ 2,078     $ 6,138     $ 3,965        $ 4,291

Interest                                                      165         170         330       3,965          4,424

Amortization of debt issuance costs                            --          --          --       2,531            302

Interest portion of rental expense                            251         251         470         475            475
                                                          -----------------------------------------------------------

Fixed charges                                             $   416     $   421     $   800     $ 6,971        $ 5,201

RATIO OF EARNINGS TO FIXED CHARGES                            7.0         4.9         7.7         0.6            0.8

Surplus/(Deficit) Earnings                                $ 2,514     $ 1,657     $ 5,338     $(3,006)       $  (910)
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